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                                                                   EXHIBIT 10.13

                               ADVISORY AGREEMENT

        This ADVISORY AGREEMENT (the "Agreement") is entered into effective as of the 26th day of July, 1995, by NEVCORP INC., a corporation organized pursuant to the laws of the Province of Ontario, Canada ("Nevcorp"), and PMC INTERNATIONAL, INC., a Colorado corporation (the "Corporation").

                                    RECITALS

        Nevcorp has expertise in providing investment banking and other general advisory services to business organizations in North America, and the Corporation wishes to engage the service of Nevcorp upon the terms and conditions contained herein.

                                   AGREEMENT

        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the terms set out below.

        1. Appointment. The Corporation hereby appoints Nevcorp, and Nevcorp accepts such appointment, to act as an advisor for the Corporation during the term of this Agreement. The services to be performed by Nevcorp shall consist of such activities as may be reasonably requested by the Corporation from time to time, it being acknowledged and agreed that the primary responsibility of Nevcorp will be providing assistance to the Corporation in meeting its growth objectives and providing ongoing financial advisory services.

        2. Fees. In consideration of the services to be provided by Nevcorp hereunder, the Corporation shall pay to Nevcorp a fee of US $100,000 (One Hundred Thousand United States Dollars) per year (the "Fee"), payable in advance in monthly installments in advance on the first day of each month, commencing August 1, 1995 and ending upon termination of this Agreement, except that if Bedford Capital Financial Corporation ("Bedford") fails to exercise its option to make the Second Loan (as such term is defined in that certain Investment Agreement dated July 27, 1995 by and among the Corporation and its subsidiaries and Bedford), the Fee shall be reduced to US $40,000 (Forty Thousand United States Dollars) per year from and after the date of expiration of Bedford's option. The Corporation shall also pay or reimburse Nevcorp for Nevcorp's travel expenses incurred in connection with this Agreement. Any reimbursements payable to Nevcorp shall be paid to Nevcorp within ten (10) days after receipt by the Corporation of documentation evidencing the relevant expenses.
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        3.  Term; Termination. The term of this Agreement shall commence on the date first set forth above and shall continue until the later to occur of (i) payment in full of that certain promissory note of even date herewith made by the Corporation payable to the order of Bedford Capital Financial Corporation ("Bedford") in the original principal amount of $1,200,000 or (ii) the date as of which Bedford ceases to own, or have a right to acquire, an aggregate of at least 10%, on a fully-diluted basis, of the Corporation's outstanding common stock. This Agreement may also be terminated by Nevcorp at any time upon giving not less than 60 days prior written notice to the Corporation, and may be terminated by the Corporation only in accordance with the preceding sentence or upon the bankruptcy, insolvency, dissolution or winding up of Nevcorp.

        4. Notices. Any notice, request, demand, consent, approval or other communication provided or permitted hereunder shall be in writing and may be given by personal delivery, telecopy or may be sent by registered mail, postage prepaid, addressed to the party for which it is intended at its address as follows:

        If to Nevcorp:

                110 Sandringham Drive
                Toronto, Ontario
                M3H 1C9 Canada
                Attn: J.W. Nevil Thomas

        If to the Corporation:

                PMC International, Inc.
                555 17th Street, 14th Floor
                Denver, Colorado 80202
                Attn: Kenneth S. Phillips, President

A party may change its address for purposes of receipt of any such communication by giving ten days' prior notice of such change in the manner above prescribed. Any notice sent by registered mail as aforesaid shall be deemed to have been given on the fifth business day next following the mailing thereof. Any notice sent by telecopy or personally delivered shall be deemed to have been received on the date of delivery. In the event of an actual or threatened disruption in postal service, notice shall be sent by telecopy or personally delivered.

        5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflicts of laws.

        6. Binding Effect; Assignment. This Agreement and all documents and agreements delivered pursuant hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may


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assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that Nevcorp may assign its rights and obligations to any person or entity which controls, is controlled by or is under common control with Nevcorp.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

                                        NEVCORP INC.


                                        /s/ WILLIAM L. ATKINSON
                                        ----------------------------------
                                        William L. Atkinson, Authorized


                                        PMC INTERNATIONAL, INC.

                                        /s/ KENNETH S. PHILLIPS
                                        ----------------------------------
                                        Kenneth S. Phillips, President


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